JAI HOSPITALITY RG LLC
STATEMENT OF FINANCIAL CONDITION

As of January 02, 2022
UNAUDITED

As of Date:	01/02/2022
Store:	JAI HOSPITALITY RG LLC

	CURRENT YEAR
CURRENT ASSETS	
CASH IN BANKS - OPERATING	321,336.49
PREPAID EXPENSES AND TAXES	102,937.95
MISC RECEIVABLES	354,819.42
INVENTORY	143,665.40
TOTAL CURRENT ASSETS	**922,759.26**
PROPERTY AND EQUIPMENT	
CONSTRUCTION IN PROGRESS	22,495,167.00
TOTAL PROPERTY AND EQUIPMENT	**22,495,167.00**
TOTAL ASSETS	**23,417,926.26**
CURRENT LIABILITIES	
ACCOUNTS PAYABLE	149,148.18
ACCRUED EXPENSES	329,615.06
WNAP/DELV ACCRUAL	80,270.91
DEFERRED CREDIT	119,366.96
TOTAL CURRENT LIABILITIES	**678,401.11**
LONG TERM DEBT	
L/T NOTES PAYABLE	22,504,247.79
TOTAL LONG TERM DEBT	**22,504,247.79**
LIABILITIES	**23,182,648.90**
SHAREHOLDERS EQUITY	
NET INCOME/LOSS	235,277.36
SHAREHOLDERS EQUITY	**235,277.36**
LIABILITIES & EQUITY	**23,417,926.26**

Created on: 03/21/2022 8:29 AM EDT

JAI HOSPITALITY RG LLC
STATEMENT OF EARNINGS
As of January 02, 2022
UNAUDITED

As of Date: 01/02/2022
Store: JAI HOSPITALITY RG LLC

	CURRENT MTD	% T SALES	CURRENT YTD	% T SALES
REVENUE				
GROSS SALES	1,104,290.54	103.20 %	1,104,290.54	103.20 %
(LESS) COUPON REDEMPTION	(34,281.73)	(3.20) %	(34,281.73)	(3.20) %
NET SALES	**1,070,008.81**	**100.00 %**	**1,070,008.81**	**100.00 %**
COST OF GOODS SOLD				
FOOD	349,755.97	32.69 %	349,755.97	32.69 %
PAPER	38,842.12	3.63 %	38,842.12	3.63 %
KID TOYS	1,850.37	0.17 %	1,850.37	0.17 %
(LESS) VENDOR DISCOUNT	(516.06)	(0.05) %	(516.06)	(0.05) %
(LESS) COST OF COUPON DISCOUNT	(10,284.52)	(0.96) %	(10,284.52)	(0.96) %
TOTAL COGS	**379,647.88**	**35.48 %**	**379,647.88**	**35.48 %**
GROSS PROFIT	**690,360.93**	**64.52 %**	**690,360.93**	**64.52 %**
STORE LABOR COST				
SALARIES - MANAGERS	44,062.12	4.12 %	44,062.12	4.12 %
SALARIES - CREW LABOR	133,350.91	12.46 %	133,350.91	12.46 %
LABOR SUBTOTAL	**177,413.03**	**16.58 %**	**177,413.03**	**16.58 %**
PAYROLL TAX EXPENSE	15,046.50	1.41 %	15,046.50	1.41 %
EMPLOYEE INCENTIVE	155.42	0.01 %	155.42	0.01 %
EMPLOYEE DISCOUNTS	4,113.81	0.38 %	4,113.81	0.38 %
TOTAL STORE LABOR COST	**196,728.76**	**18.39 %**	**196,728.76**	**18.39 %**
MANAGER CONTROLLABLE				
CASH OVER AND SHORT	1,290.57	0.12 %	1,290.57	0.12 %
UNIFORMS	564.51	0.05 %	564.51	0.05 %
CLEANING SUPPLIES	3,553.71	0.33 %	3,553.71	0.33 %
UTILITIES	24,212.04	2.26 %	24,212.04	2.26 %
TELEPHONE AND CABLE	840.89	0.08 %	840.89	0.08 %
TRASH AND EXTERMINATION SERVICES	2,635.74	0.25 %	2,635.74	0.25 %
GLOVES	1,454.35	0.14 %	1,454.35	0.14 %
OTHER SUPPLIES	4,502.61	0.42 %	4,502.61	0.42 %
MANAGER CONTROLLABLE	**39,054.42**	**3.65 %**	**39,054.42**	**3.65 %**
STORE ADVERTISING				
ADVERTISING - COUP PROMO	6,170.71	0.58 %	6,170.71	0.58 %
ADVERTISING - CO OP	5,350.00	0.50 %	5,350.00	0.50 %
ADVERTISING - NATIONAL	37,459.75	3.50 %	37,459.75	3.50 %
TOTAL STORE ADVERTISING	**48,980.46**	**4.58 %**	**48,980.46**	**4.58 %**
OCCUPANCY EXPENSE				
RENT	52,321.71	4.89 %	52,321.71	4.89 %
REAL ESTATE TAXES	12,559.40	1.17 %	12,559.40	1.17 %
WATER & SEWER	1,856.13	0.17 %	1,856.13	0.17 %
EQUIPMENT RENTAL	524.57	0.05 %	524.57	0.05 %
TOTAL OCCUPANCY EXPENSE	**67,261.81**	**6.29 %**	**67,261.81**	**6.29 %**
OPERATING EXPENSE				
MAINTENANCE CONTRACTS	5,347.90	0.50 %	5,347.90	0.50 %

JAI HOSPITALITY RG LLC
STATEMENT OF EARNINGS
As of January 02, 2022
UNAUDITED

As of Date: 01/02/2022
Store: JAI HOSPITALITY RG LLC

	CURRENT MTD	% T SALES	CURRENT YTD	% T SALES
REPAIRS	11,682.75	1.09 %	11,682.75	1.09 %
MAINTENANCE	6,115.00	0.57 %	6,115.00	0.57 %
TOTAL OPERATING EXPENSE	**23,145.65**	**2.16 %**	**23,145.65**	**2.16 %**
GENERAL & ADMIN EXPENSES				
OFFICE SUPPLIES	1,975.19	0.18 %	1,975.19	0.18 %
RECRUITMENT & TRAINING	1,984.70	0.19 %	1,984.70	0.19 %
MUSIC	1,416.58	0.13 %	1,416.58	0.13 %
PERMITS & DUES	44.03	0.00 %	44.03	0.00 %
COMPUTER SERVICE	1,950.01	0.18 %	1,950.01	0.18 %
BANK CHARGES	4,871.82	0.46 %	4,871.82	0.46 %
CREDIT CARD FEES	3,223.95	0.30 %	3,223.95	0.30 %
OFFICE ACCOUNTING FEES	11,000.00	1.03 %	11,000.00	1.03 %
MISCELLANEOUS	10,635.03	0.99 %	10,635.03	0.99 %
TOTAL GENERAL & ADMIN EXPENSES	**37,101.31**	**3.47 %**	**37,101.31**	**3.47 %**
TOTAL EXPENSES	**412,272.41**	**38.53 %**	**412,272.41**	**38.53 %**
EARNINGS FROM OPERATIONS	**278,088.52**	**25.99 %**	**278,088.52**	**25.99 %**
OTHER EXPENSES				
ROYALTY	42,811.16	4.00 %	42,811.16	4.00 %
OTHER EXPENSES	42,811.16	4.00 %	42,811.16	4.00 %
INCOME (LOSS) BEFORE TAXES	**235,277.36**	**21.99 %**	**235,277.36**	**21.99 %**
NET INCOME (LOSS) AFTER ADJ	**235,277.36**	**21.99 %**	**235,277.36**	**21.99 %**